UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2024 Date of earliest event reported: June 3, 2024

DYNARESOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-30371	94-1589426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Urban Towers 222 W. Las Colinas Blvd. Suite 1910 - North Tower
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 869-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2024, the Company entered into a Memorandum of Understanding (the “MOU”) with Ocean Partners Holdings Limited (“Ocean Partners”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The material terms of the MOU, are as follows, with such summary qualified in its entirety by reference to the full text of the MOU:

•
Ocean Partners will provide the Company a temporary additional credit line (the “TACL”) in the amount of Four Million Dollars ($4,000,000) payable November 30, 2024, with interest accruing at the same rate as the Company’s outstanding Revolving Credit Line (“RCL”) with Ocean Partners.
•
The TACL may not be redrawn once repaid. The RCL may be redrawn when paid in full. Assuming full repayment of the TACL and RCL, the maximum principal amount of the RCL will be increased to Twelve Million Five Hundred Thousand Dollars ($12,500,000) after November 30, 2024. The Advance Credit Line previously available to the Company will no longer be available.
•
The TACL proceeds will be used, in part, to pay installments due under the RCL in the aggregate amount of One Million Four Hundred Sixty-Two Thousand Five Hundred Dollars ($1,462,500), with the remainder to be used as approved by the Company’s Board of Directors.
•
The offtake contract pursuant to which an affiliate of Ocean Partners purchases 100% of the Company’s ore production (the “Offtake Contract”) is extended until December 31, 2028 with automatic annual extensions until either party provides notice of non-renewal at least 365 days prior to the date of termination.
•
If there is a change of control of the Company prior to December 31, 2028 or if, following such change of control, the Company is unable to meet the notice requirements for termination of the Offtake Contract, the Company will pay an early termination fee of Two Million Dollars ($2,000,000) to Ocean Partners.
•
The Company will have a put option (the “Put Option”) to require Ocean Partners to purchase shares of Common Stock of the Company for a purchase price expected to be approximately $1.62 per share. The Company may exercise the Put Option by written notice to Ocean Partners given between November 1 and 30, 2024. If the Company exercises the Put Option for more than Four Million Dollars ($4,000,000), the maximum principal amount of the RCL available will be reduced on a dollar-for-dollar basis by such excess.
•
The Company will grant to Ocean Partners a security interest in its Mexican IVA tax claims to secure the amounts outstanding under the RCL and TACL.
•
Ocean Partners will offer the Company a margin-free hedging facility to forward price payable gold ounces using market-rate features or options of up to 10,000 payable ounces of gold to be sold in concentrate form in no longer than six months’ duration and to be no more than 80% of the estimated payable gold sales during such period. Any pricings completed shall be subject to a 1/8 of 1% commission payable to Ocean Partners.

In connection with the MOU and the various stock awards and issuances discussed in this Form 8-K, Golden Post Rail, LLC (“GP”) has agreed to waive its antidilution rights and to purchase one million five hundred fifty-two thousand seven hundred ninety-five (1,552,795) shares of Common Stock of the Company (the “GP Shares”) for a purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000). The GP Shares will be issued at the time that the definitive agreement contemplated in the MOU is executed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion of the MOU and TACL in Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Items 1.01 and 5.02, the Company has agreed to issue the GP Shares to GP and certain shares and options to Rohan Hazelton and K.D. Diepholz (the “Compensatory Shares”), which would aggregate (assuming full vesting of the Compensatory Shares) more than five percent (5%) of the total outstanding shares of the Company as of the date of this Form 8-K. The date of sale, title and amount of securities sold, consideration, and terms of exercise (where applicable) for the GP Shares and the Compensatory Shares are as stated in Items 1.01 and 5.02, respectively. The GP Shares are being issued under the exemption from registration found in Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The Compensatory Shares are being issued under the exemption from registration found in Rule 701 promulgated under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2024, the Company’s Board of Directors approved the following changes to the Company’s officers and Board:

•
Mr. Rene Mladosich resigned his position as a director of the Company.
•
Mr. Koy D. Diepholz resigned his position as President, Chief Executive Officer, and interim Chief Financial Officer of the Company.
•
Mr. Diepholz was appointed to serve as the non-executive Chairman of the Board of Directors.
•
Mr. Rohan Hazelton, age 50, was appointed to serve as a director, filling the vacancy arising from Mr. Mladosich’s resignation, and as the Company’s new President, Chief Executive Officer, and interim Chief Financial Officer.
•
Mr. Rene Mladosich will remain as an employee of the Company in the role of General Manager at San Jose de Gracía.

Mr. Hazelton has over 20 years of leadership experience in the mining industry, with financing and operational expertise, and experience building and expanding mines and leading high-performance teams which are the foundations for world-class companies. Mr. Hazelton has significant operational experience in Mexico. Prior to joining the Company, Mr. Hazelton was Chief Executive Officer of NorZinc Ltd, a zinc-lead-silver developer, Chief Financial Officer of both Cerrado Gold (TSXV: CERT) and Ascendant Resources (TSX: ASND), and co-founded KORE Mining (TSXV: KORE), serving as KORE’s CEO. Prior to that, he worked at Goldcorp, and its predecessor Wheaton River Minerals, as one of its earliest employees and held roles of increasing leadership and responsibility throughout the organization including CFO Goldcorp Mexico and VP Strategy.

Mr. Hazelton has served on the Board of Directors of NorZinc, Primero Mining, Terrane Metals and Gryphon Gold as well as several non-profits. He holds the Chartered Professional Accountant designation and graduated from Harvard University with Honors, with a Bachelor of Arts in Applied Math and Economics.

Mr. Hazelton has entered into an Employment Agreement with the Company (the “Employment Agreement”), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. The material terms of the Employment Agreement, are as follows, with such summary qualified in its entirety by reference to the full text of the Employment Agreement:

•
Base salary: $225,000 per year plus 10% in lieu of ordinary executive benefits while Mr. Hazelton works primarily from his Canadian office.
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Annual discretionary bonus: up to 50% of the base salary, to be paid entirely in deferred stock units (“DSUs”) issued under the Company’s 2024 Amended and Restated Equity Incentive Plan (the “Plan”).
•
Signing bonus:
o
Option to purchase up to 750,000 shares of Common Stock of the Company at an exercise price of $1.75 per share, with such shares vesting one-third per year on the first three anniversaries of the grant date.
o
500,000 DSUs issued under the Plan and payable in Common Stock of the Company upon achievement of performance targets to be established within 90 days following the grant date.
o
500,000 restricted stock units issued under the Plan and payable in Common Stock of the Company on a three-year vesting schedule, with one-third of the shares vesting on each of the first three anniversaries of the grant date.
•
Severance: Upon a termination by the Company without Cause, by Mr. Hazelton for Good Reason, within 12 months following a Change in Control, or upon Mr. Hazelton’s death or Disability (as the foregoing capitalized terms are defined in the Employment Agreement), Mr. Hazelton will be entitled to a lump sum severance payment equal to 24 months of his base salary plus his maximum annual, discretionary bonus.

Mr. Diepholz has entered into a Revised and Amended Agreement Concerning the Business Relationship dated as of June 3, 2024 (the “Chairman Agreement”), a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference. The material terms of the Chairman Agreement, are as follows, with such summary qualified in its entirety by reference to the full text of the Chairman Agreement:

•
Mr. Diepholz ceased to serve as the Company’s President, CEO, and interim CFO effective June 3, 2024 but will continue as an employee to provide transition services through June 30, 2024.
•
Mr. Diepholz has been appointed to serve as the non-executive Chairman of the Board of Directors effective June 3, 2024.
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Mr. Diepholz’s award of 700,000 shares of restricted Common Stock of the Company, which was granted on December 28, 2022, were accelerated to vest in full on June 3, 2024.
•
While Mr. Diepholz remains on the Board of Directors, he will receive the following compensation (the “Board Compensation”):

o
Cash compensation in the amount of $150,000 for the remainder of 2024, $325,000 for 2025, and $350,000 for 2026.
o
An annual bonus, payable in Common Stock of the Company, of 186,355 shares for 2023, and $100,000 worth of shares in each of 2024, 2025, and 2026 at the respective market prices upon the date of grant in such years.
•
If (a) the Company receives a 43-101-compliant technical report on or before December 31, 2026 demonstrating a minimum of two million (2,000,000) economically viable ounces of gold from operations and (b) Mr. Diepholz continues to serve as a director or Chairman Emeritus of the Company when such report is issued, Mr. Diepholz will receive an award of 500,000 shares of Common Stock.
•
The Company will pay 12 months of health, dental, and vision insurance premiums if Mr. Diepholz elects to continue his coverage under COBRA.
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If Mr. Diepholz ceases to serve on the Company’s board for any reason other than removal for cause prior to payment in full of the Board Compensation, he will receive severance payments equal to the amount of Board Compensation unpaid through the date of his cessation to serve as a director.

To make sufficient shares of Common Stock available for grants under the Company’s 2024 Equity Incentive Plan, on June 3, 2024, the Board of Directors approved the amendment and restatement of the Plan. The only change to the Plan is to increase the number of shares of Common Stock issuable thereunder from two million seven hundred thousand (2,700,000) to four million (4,000,000). The Plan, as amended and restated, will be submitted for approval by the shareholders at the next annual meeting of the shareholders of the Company. A copy of the Plan is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 8.01 Other Events

On June 7, 2024, the Company issued a press release discussing the changes to the Company’s Board of Directors and CEO disclosed above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d)
Exhibits

Exhibit No.	Description

10.1	Memorandum of Understanding (the "MOU") with Ocean Partners Holdings Limited
10.2	Employment Agreement dated as of June 3, 2024 by and between the Company and Rohan Hazelton
10.3	Revised and Amended Agreement Concerning the Business Relationship Dated as of June 3, 2024 by and between K.D. Diepholz and the Company
10.4	Amended and Restated DynaResource, Inc. 2024 Equity Incentive Plan
99.1	Press Release dated June 7, 2024 Announcing Offtake Extension, Credit Line Expansion and Private Placement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

Date:	June 7, 2024	By:	/s/ Rohan Hazelton
Rohan Hazelton Chief Executive Officer